UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2008

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33601 (Commission File Number)	74-2785449 (IRS Employer Identification No.)

4500 Lockhill-Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)          On October 6, 2008, GlobalSCAPE, Inc. (the “Company”) announced that Craig A. Robinson had been elected as Chief Operating Officer of the Company, effective immediately.

During a career of more than 20 years, Mr. Robinson, age 44, has held executive positions for leading companies including Symantec where he sequentially served in several leadership roles, including VP, Managed Security Services; VP, Solution Delivery; and VP, Worldwide Product Marketing from 2001 to 2004. In addition, he has held senior leadership positions at AXENT Technologies (VP, Operations for consulting subsidiary SNCi) from 1998 to 1999, META Security Group (COO and CTO) from 1999 to 2001, Trident Data Systems (Commercial President and CIO) from 1994 to 1998, and most recently, Synteras (General Manager) since March 2007.  Mr. Robinson holds undergraduate and graduate degrees in engineering, both from Stanford University.

(e)           The Board of Directors has also voted to grant options to purchase 300,000 shares of the Company’s common stock to Mr. Robinson at an exercise price equal to the closing price of the Company’s common stock on the AMEX on the date of grant, which will be October 6, 2008, pursuant to the Company’s 2000 Employee Long-Term Equity Incentive Plan.  The options vest 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant. Notwithstanding the foregoing, the options become fully vested and exercisable upon certain change in control events.  The options expire on the day before the 10th anniversary of the date of grant.  Mr. Robinson may exercise the options by giving written notice to the Company and paying the purchase price prescribed for the shares to be acquired pursuant to the exercise.  Payment of the purchase price for any shares purchased pursuant to the options must be made in accordance with the provisions of the 2000 Employee Long-Term Equity Incentive Plan.  The options may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, and, during Mr. Robinson’s lifetime, may be exercised only by Mr. Robinson or his legally authorized representative.

The Board also set Mr. Robinson’s annual salary at $180,000.00 annually and established a bonus plan for Mr. Robinson under which Mr. Robinson is eligible for an annual bonus of up to 50% of his base salary which is tied to specific objectives defined by the Company. Mr. Robinson will also receive a one-time cash bonus of $30,000 on October 6, 2008.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibit

10.1         Employment Agreement by and between GlobalSCAPE, Inc. and Craig A. Robinson.

99.1         Press Release dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Mendy Marsh
Mendy Marsh, Chief Financial Officer and Treasurer

Dated: October 6, 2008